CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-297361 on Form S-6 of our report dated September 4, 2026, relating to the financial statement of FT 13174, comprising Vest Nasdaq 100 Buffered 20 Portfolio, Series 43, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 4, 2026